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                                                              EXHIBIT 8

                     Ballard Spahr Andrews & Ingersoll
                            1735 Market Street
                          Philadelphia, PA  19103










                                  October 6, 1994



Public Service Electric
  and Gas Company 80 Park Plaza Newark, NJ  07101-1171

Ladies and Gentlemen:

         We have acted as special tax counsel to you (the "Company") in connection with the registration of $210,000,000 stated liquidation preference of Cumulative Monthly Income Preferred Securities of Public Service Electric and Gas Capital, L.P., a New Jersey limited partnership, and the related Guarantees and Subordinated Debentures of the Company, and hereby confirm to you our opinion as set forth under the heading "United States Taxation" in the Prospectus Supplement included in the Registration Statement.

                                  Very truly yours,

                                  /s/BALLARD SPAHR ANDREWS & INGERSOLL
                                  BALLARD SPAHR ANDREWS & INGERSOLL